                                                                       Exhibit A
                                                                       ---------


              IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                         IN AND FOR NEW CASTLE COUNTY

IN RE ENCORE COMPUTER CORPORATION         )
SHAREHOLDERS LITIGATION                   )         Civil Action No. 16044

                               SCHEDULING ORDER
                               ----------------

     The parties to the above-captioned action (the "Action") having made application pursuant to Court of Chancery Rule 23(e) for an order approving the proposed settlement of the Action in accordance with a Stipulation and Agreement of Compromise, Settlement and Release (the "Settlement" or "Stipulation") entered into by the parties, dated July 2, 2001, filed with the Court which, together with its accompanying documents, sets forth the terms and conditions of the proposed Settlement of the Action and for the dismissal of the Action with prejudice upon the terms and conditions set forth in the Stipulation; and the Court having read and considered the Stipulation and the accompanying documents; and all parties having consented to the entry of this Order;

     NOW, THEREFORE, IT IS HEREBY ORDERED this __ day of ________ 2001, that:

     1. For purposes of Settlement only and pending the Settlement Hearing described in paragraph 3 hereof, the Action shall be temporarily maintained and proceed as a class action, pursuant to Court of Chancery Rule 23(a), (b)(1) and
(b)(2), on behalf of all persons and entities (other than Defendants) who or which were record holders or beneficial owners of shares of the common stock of Encore Computer Corporation ("Encore" or the "Company") (the "Encore Common Stock") at any time during the period beginning on and including October 31,

                                                                       Exhibit A
                                                                       ---------


1997, the record date for the Sun Transaction, through and including the Effective Date (as defined below) of the Stipulation, and shall include any and all of their respective predecessors, trustees, executors, administrators, representatives, heirs, transferees, successors in interest, and assigns, immediate and remote, and any person claiming from, through or under any of them (the "Class").

     2. Pursuant to Court of Chancery Rule 23, the named Plaintiffs, Louis J. Williams and Paul S. Rosenblum, are temporarily certified as Class representatives and their counsel, Matthew E. Miller, Esq. and David Staats, Esq. are temporarily certified as Class counsel.

     3. A hearing (the "Settlement Hearing") shall be held before the Court on _______ 2001, at _______ _.m., in the Court of Chancery, Daniel L. Herrmann Courthouse, 1020 North King Street, Wilmington, Delaware, 19801, to:

          (a) consider and determine whether the settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Class;

          (b) consider and determine whether an Order and Final Judgment should be entered pursuant to the Stipulation, inter alia, dismissing the Action with prejudice and extinguishing and releasing and enjoining any further prosecution of all Settled Claims (as defined therein);

          (c) consider and determine whether the Class should be certified and whether Plaintiffs and their counsel have adequately represented

                                                                       Exhibit A
                                                                       ---------

               the Class;

          (d) consider and determine whether to adopt a proposed plan of distribution submitted by the named plaintiffs to distribute shares of Encore Common Stock in accordance with the settlement;

          (e) consider and rule on any application made by Class counsel for payment of fees and disbursements incurred in connection with this action; and

          (f)  rule on such other matters as the Court may deem appropriate.

     4. The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof without further notice other than an oral announcement at the Settlement Hearing or any adjournment thereof. The Court also reserves the right to approve the Settlement at or after the Settlement Hearing with such modification as may be consented to by the parties to the Stipulation and without further notice to the Class.

     5. As soon as practicable, after the date of this Order, Plaintiffs shall cause a notice of the Settlement Hearing, in substantially the form annexed as Exhibit B to the Stipulation (the "Notice") to be mailed by United States mail, postage pre-paid, to all stockholders of record of Encore on or after October 31, 1997. All record holders in the Class who are not also the beneficial owners of the shares of Encore Common Stock held by them are requested to forward the Notice to such beneficial owners of those shares. Plaintiffs shall use reasonable efforts to provide the Notice to beneficial owners by (a) making additional copies of the Notice available to any present or former record holder who, prior to the Settlement Hearing, requests copies for distribution to beneficial owners, or (b) mailing additional copies of the

                                                                       Exhibit A
                                                                       ---------


Notice to beneficial owners whose names and addresses Plaintiffs receive from the record owners.

     6. The form and method of the Notice specified herein is the best notice practicable and shall constitute due and sufficient notice of the Settlement Hearing to all persons entitled to receive such notice.

     7. At or before the Settlement Hearing, Plaintiffs shall file proof, by affidavit, with respect to preparing and mailing the Notice.

     8. Class counsel shall file with the Court, and serve on counsel for the Defendants, any application for an award of attorneys fees and reimbursements of expenses together with supporting materials not later than twenty days before this Settlement Hearing.

     9. Any member of the Class who objects to the Settlement, the Class Action determination, the Order and Final Judgment to be entered in the Action, the representation of the Class by the Plaintiffs and their counsel, the plan of distribution proposed by the plaintiffs, or any award of fees or expenses to Class counsel, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing, and present any evidence or argument that may be proper or relevant; provided, however, that no person other than
                           --------  -------
Plaintiffs' Class counsel and counsel for the Defendants in the Action shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be received and considered by the Court, unless, not later than ten (10) calendar days prior to the Settlement Hearing (unless the Court, in its discretion, shall otherwise direct, for good cause shown), such person files with the Court and serves upon counsel listed below(i) a written notice of intention to appear; (ii) proof of membership in the Class; (iii) a detailed statement of such person's specific objections to any

                                                                       Exhibit A
                                                                       ---------

matters before the Court; and (iv) the grounds therefor or the reasons that such person desires to appear and be heard, as well as all documents and writings such person desires this Court to consider. Such filings shall be served by hand delivery, first class mail postage prepaid, or express service, upon the following counsel:

Peter B. Ladig, Esq.                  David Staats, Esq.
Richards, Layton & Finger             Law Offices Of David Staats, P.A.
One Rodney Square                     1701 Augustine Cut-Off, Suite 36
P.O. Box 551                          Wilmington, Delaware 19803
Wilmington, Delaware 19899

Steven S. Balick, Esq.
Ashby & Geddes
One Rodney Square #302
Wilmington, Delaware 19899

Unless the Court otherwise directs, no person shall be entitled to object at or in connection with the Hearing, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as described above. Any person who fails to object to the matters set forth herein in the manner provided by this Order shall be deemed to have waived the right to object (including any right to appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

     10. Pending final determination of whether the Settlement should be approved, Plaintiff Releasors (as defined in the Stipulation) are barred and enjoined from commencing or prosecuting any action or proceeding in any court, tribunal or administrative proceeding asserting any claims that relate in any way to the Plaintiff Settled Claims (as defined in the Stipulation) against any of the Defendant Releasees. Pending final determination of whether the Settlement should be approved, Defendant Releasors (as defined in the Stipulation)

                                                                       Exhibit A
                                                                       ---------

are barred and enjoined from commencing prosecuting any action or proceeding in any court, tribunal or administrative proceeding asserting any claims that relate in any way to the Defendant Settlement Claims (as defined in the Stipulation) against any of the Plaintiff Releasees. All obligations to file responsive pleadings or motions and all discovery and other pretrial proceedings in the Action are stayed and suspended until further order of this Court.

     11. In the event that the Stipulation is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement (including any modification thereof), any Class certification herein and any actions taken or to be taken in connection therewith (including this order and any Order and Final Judgment entered herein) shall be terminated and shall become void and of no further force and effect except for Encore's obligations as set forth in the Stipulation to pay for expenses incurred in connection with the Notice and administration provided for by this Order. Neither the Stipulation nor any provision contained therein, nor any action undertaken or document executed pursuant thereto or in furtherance of, nor the negotiation thereof by any party (i) is or shall be deemed to be or shall be offered or used as an admission of the Defendants or any other person of the validity of the Settled Claims or of any wrongdoing by or liability of the Defendants or Defendants' Affiliates whatsoever, (ii) is or shall be deemed to be or shall be used as an admission of any fault or omission of any Defendant in any statement, release or written document or financial report issued, filed, any action taken or made or omitted to be taken or made; or (iii) shall be offered or received in evidence against any Defendant in this or any action or proceeding other than such proceeding as may be necessary to consummate or enforce the Settlement, the releases executed pursuant thereto, and/or the Order and Final Judgment, except that the Stipulation and the Exhibits thereto may be filed in the Action or in

                                                                       Exhibit A
                                                                       ---------

any subsequent action brought against any Defendant defense or counterclaim of the Defendants of res judicata, collateral estoppel, release, good faith
                  --- --------
settlement, judgment bar or reduction or any other theory of claim or issue preclusion or similar defense or counterclaim.


Dated: _____________________, 2001

                                                  __________________________
                                                  Vice Chancellor

                                                                       Exhibit B
                                                                       ---------

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                         IN AND FOR NEW CASTLE COUNTY

IN RE ENCORE COMPUTER CORPORATION       )
SHAREHOLDERS LITIGATION                 )         Civil Action No. 16044


                 NOTICE OF PENDENCY OF CLASS ACTION, PROPOSED
              SETTLEMENT OF CLASS ACTION AND SETTLEMENT HEARING
              --------------------------------------------------

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF THE COMMON STOCK OF ENCORE COMPUTER CORPORATION DURING THE PERIOD BEGINNING ON AND INCLUDING OCTOBER 31, 1997 THROUGH AND ENDING ON THE EFFECTIVE DATE (AS DEFINED HEREIN).

     PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT, OR FROM PURSUING THE SETTLED CLAIMS (DEFINED BELOW). IF YOU WERE NOT THE BENEFICIAL OWNER OF SHARES OF THE COMMON STOCK OF ENCORE BUT HELD SHARES FOR A BENEFICIAL OWNER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.


                            I.   PURPOSE OF NOTICE
                                 -----------------

     The purpose of this Notice is to inform you of the lawsuit, the caption of which appears above (the "Action"), a proposed settlement of the Action (the "Stipulation" or "Settlement"), and the Court's Certification of a Class (defined below) for purposes of the Settlement, and to notify you of your right to participate in a hearing before the Court of Chancery of the State of Delaware in and for New Castle County (the "Court") in the Daniel] L. Herrmann Courthouse, 1020 North King Streets, Wilmington, Delaware 19801 on ____________, 2001, at __________ a.m.

                                                                       Exhibit B
                                                                       ---------

(the "Settlement Hearing"), to determine whether the Settlement should be approved by the Court as fair, reasonable and adequate and in the best interests of the Class such that the Action should be settled and ended, to consider and determine whether the Court should certify a Class in the Action, and whether the Plaintiffs and their counsel have adequately represented the Class, to consider approval of a plan of distribution proposed by the Plaintiffs to consider an award of fees and reimbursements of expenses of Class counsel, and to consider other matters as the Court may deem appropriate.

          The Court has determined that, for the purposes of the Settlement only, the Action shall be maintained as a Class Action under the Court of Chancery Rule 23 on behalf of the Class as defined herein.

          This Notice describes the rights you may have under the Settlement and what steps you may, but are not required to, take in relation to the Settlement. If the Court approves the Settlement, the Court will enter an Order and Final Judgment dismissing the Action with prejudice on the merits and releasing Class members claims against the Defendants and others.

                          II.  THE FACTUAL BACKGROUND
                               ----------------------

     THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT OF CHANCERY. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

     In 1989, Gould Electronics, Inc. ("Gould"), sold its computer systems business to Encore Computer Corporation ("Encore"). From 1989 through November 1997, Gould loaned Encore approximately $496 million, which was secured by, inter alia, a first priority security interest in

                                                                       Exhibit B
                                                                       ---------

Encore's assets, including its Storage Products business, and a license to Gould of substantially all of Encore's intellectual property.

     On July 17, 1997, Encore entered into an Asset Purchase Agreement with Sun Microsystems, Inc. ("Sun"), in which Sun agreed to purchase Encore's Storage Products business for $185 million (the "Sun Transaction"). As part of the Sun Transaction, Encore entered into an agreement with Gould on July 16, 1997 (the "Gould Agreement") in which Gould agreed to release its security interest in the Storage Products business and to transfer its intellectual property license in that business to Sun. Gould also agreed to a redemption of its preferred stock with a liquidation value of $496 million for $60 million.

     In November 1997, Encore distributed a proxy statement (the "Sun Proxy Statement") for the upcoming shareholders meeting at which, among other things, the Sun Transaction would be voted upon.

     On November 18, 1997, Plaintiffs filed purported derivative and class action complaints, subsequently consolidated by order dated December 17, 1997 (the "Action"), on behalf of all shareholders of Encore against Gould, Kenneth
G. Fisher, Rowland H. Thomas, Robert J. Fedor and C. David Ferguson (collectively, the "Original Defendants"), and named the Company as a nominal defendant. In November 1997, the court denied plaintiffs' motion for injunctive relief. On November 24, 1997 the Encore shareholders voted to approve the Sun Transaction, which closed shortly thereafter.

     On June 1, 1998, Encore entered into an Asset Purchase Agreement with Gores Technology Group ("Gores"), in which Gores agreed to purchase Encore's Real-Time business for $3 million (the "Gores Transaction"). In August 1998, Encore distributed a proxy statement

                                                                       Exhibit B
                                                                       ---------

(the "Gores Proxy Statement") for the upcoming shareholders' meeting at which, among other things, the Gores Transaction and a proposal to liquidate Encore would be voted upon. On December 31, 1998 the Encore shareholders voted to approve the Gores Transaction, which closed shortly thereafter.

     Following document discovery, on February 5, 1999 the Original Defendants moved for summary judgement in their favor on all claims in the Action. No response to that motion was filed by any of the named plaintiffs.

     On July 15, 1999, the plaintiffs filed an Amended Complaint adding two additional defendants, Michael C. Veysey and Thomas N. Rich (collectively with the Original Defendants, the "Defendants") and no longer naming the Company as a nominal defendant. The Amended Complaint alleged that the Defendants breached duties and obligations owed to the shareholders of the Company in connection with the operation and management of the Company, including the Sun and Gores Transactions and made or caused misstatements and omitted to disclose information in the Sun and Gores Proxy Statements.

     On August 30, 1999, all Defendants moved to dismiss the Action. After full briefing and oral argument, on June 16, 2000, the Court of Chancery granted Defendants' motion and dismissed the Action in its entirety.

     By notice dated July 10, 2000, Plaintiffs Louis J. Williams and Paul S. Rosenblum appealed the Court of Chancery's dismissal of the Action to the Supreme Court of the State of Delaware.

                                                                       Exhibit B
                                                                       ---------

                              III. THE SETTLEMENT
                                   --------------

     During the pendency of the appeal, the Plaintiffs and Defendants conducted arms' length settlement negotiations through counsel and agreed to settle the Action on the terms summarized as follows. In consideration for the Settlement and dismissal with prejudice of the Action and the releases provided herein, the parties to the Action have agreed, among other thing, that:

  1. Encore shall repurchase all shares of the common stock of Encore (the "Encore Common Stock") beneficially owned by each Defendant upon payment by Encore to the Defendant of the proportional share (estimated to be approximately 64%) of Encore's tangible net worth represented by such shares, and the repurchased shares shall be distributed to members of the Class (as defined below and except if the Court of Chancery finds a distribution to a member of the Class would be impracticable) in accordance with a Plan of Distribution, to be approved by the Court of Chancery (see below). Encore's net worth is approximately $2,500,000.

  2. The Defendants shall take the steps necessary to appoint or elect William O'Callaghan, Norman Olshansky, and J. Andreas Brenner (the "Interim Board") as directors of the Company, who have represented that they are qualified to serve as directors of the Company and are under no disability, impediment, or restriction from so serving; and upon the appointment or election of said individuals, any and all Defendants then serving as an officer, director, or employee of Encore shall resign from such officership, directorship, and employment, effective immediately, with no further duty, obligation, or liability to Encore thereafter. PLaintiffs have represented to Defendants that Messrs.

                                                                       Exhibit B
                                                                       ---------

     O'Callaghan, Olshansky and Brenner are specialists in facilitating mergers between active business with publicly traded "shell" corporations. It is the intention of plaintiffs, and the Interim Board, subject to compliance with the Delaware Corporation Code and all other applicable laws, to facilitate a merger between Encore and an active business seeking to become a publicly traded corporation. It is plaintiffs' belief that this will create additional value for the shareholders of Encore.

  3. Neither Encore, nor any of the Defendants will take any affirmative action to affect Encore's current listing for trading on the NASDAQ Over-the-Counter-Bulletin Board.

  4. The parties will release claims as outlined below.


                         IV. THE PLAN OF DISTRIBUTION

     Plaintiffs have proposed for approval by the Court of Chancery the following plan of distribution of the shares that will be repurchased by the Company for distribution to members of the Class pursuant to the Settlement:

     1.   The repurchased shares shall be allocated as follows:

          (a) Tranche A: 40% of the Repurchased Shares, or 20,449,897 shares, shall be distributed to Class member who were holders of record as of October 31, 1997 (the record date of the Sun Transaction); claimants will receive approximately 0.69 shares for each share held as of October 31, 1997;

          (b) Tranche B: 10% of the Repurchased Shares, or 5,112,474 shares, shall be distributed to Class members who were holders of record as of August 6, 1998 (the record date of the Gores Transaction); claimants will receive approximately 0.17 shares for each share held as of August 6, 1998;

          (c) Tranche C: 50% of the Repurchased Shares, or 25,562,371 shares, shall be distributed to the entire Class, on a pro rata basis, based
                                                         --------
          on their Total Loss (as

                                                                       Exhibit B
                                                                       ---------

          that term is defined below) incurred in purchases and sales of Encore common stock during the Class Period. Each class member's "Total Loss" consists of (i) the cost basis of all shares of Encore common stock held as of the Effective Date, plus (ii) losses incurred in sales of Encore common stock occurring during the class period. For each $1.30 of Total Loss, the Class member will receive one (1) share of common stock. In the event that the total shares claimed exceeds the number of shares available, the shares will be distributed on a pro rata
                                                                   --------
          basis to those Class members timely filing claims.

     2. Members of the Class may claim, and receive, distributions of stock from more than one of the three Tranches.

     3. Shares of Tranches A and B will be distributed to the Company's shareholders in accordance with the Company's stock transfer records and stock registry. Shares of Tranche C will be distributed only to Class members who timely file claims in accordance with the procedures described in the "Proof of Claim and Release" accompanying this Notice.

     4. Shares of Tranches A and B that are unclaimed will be retired by the Company. To the extent that the number of shares available for distribution in Tranche C exceeds the number of shares claimed, the unclaimed shares will be retired by the Company.

     5. The approval of this Settlement shall not be deferred or delayed pending, nor is it contingent upon, approval or disapproval of the Plan of Distribution. Shareholders may object to the Plan of Distribution separately from any objection to the Settlement.


                            V.   FEES AND EXPENSES

     Defendant Gould will pay up to $15,000 for costs of giving notice of the peridency and settlement of this Action to the members of the Class. Encore and the Plaintiffs will be responsible in all other respects for the costs of the administration of the Settlement including the

                                                                       Exhibit B
                                                                       ---------

proof of claim process. Counsel for the Plaintiffs and the Class intend to apply to the Court for an award of legal fees and expenses to be paid by Encore after the repurchase of the Defendants' shares as outlined above and not to exceed $20,000 for Class counsel and $60,000 to reimburse Plaintiffs for a retainer paid to predecessor counsel. No other fees or expenses will be awarded to attorneys for named plaintiffs or Class members except upon application to and order of the Court entered after notice to and an opportunity to be heard by the Defendants and all Class members.

                        VI. REASONS FOR THE SETTLEMENT

     Plaintiffs believe the claims in the Action were asserted in good faith and are supported by evidence and that the Court of Chancery erred in dismissing the Amended Complaint. Nonetheless, upon review and analysis of the facts and circumstances relating to the claims asserted in the Action and the applicable law, Plaintiffs and their counsel have concluded the Settlement to be in the best interests of the Plaintiffs and the Class (as defined below) in light of
(i) the benefits that the purchasers and holders of Encore Common Stock will receive from the Settlement, (ii) the risks and delay of litigation, including the fact that the Court of Chancery has dismissed the Action in its entirety, and (iii) the Plaintiffs' and their counsel's conclusion that the Settlement upon the terms and provisions set forth herein is fair, reasonable, adequate, and in the best interest of the members of the Class.

     The Defendants have vigorously denied and continue to deny each and every allegation of wrongful conduct and any liability whatsoever to the plaintiffs or the Class, and they have interposed and will pursue numerous defenses to the claims asserted against them. Nevertheless, the Defendants decided to enter into the Settlement to avoid the further expense, inconvenience,

                                                                       Exhibit B
                                                                       ---------

and burden of this litigation, and to finally and forever put to rest all disputes and controversies with respect to the operation and management of the Company, the conduct of the Defendants, the Sun and Gores Transactions, and the Sun and Gores Proxy Statements.

                           VII.  CLASS CERTIFICATION

     The Court has ordered that, for purposes of the Settlement and pending the Settlement Hearing, the Action will be maintained and will proceed as a class action pursuant to Court of Chancery Rule 23(a), (b)(1), and (b)(2), with the appellants serving as the representatives of the Class and with their counsel serving as counsel to the Class, on behalf of all persons who and entities which were record holders or beneficial owners of Encore Common Stock (other than the Defendants) at any time during the period beginning on and including October 31, 1997, the record date for the Sun Transaction, through and including the Effective Date of the Settlement and shall include all of their respective predecessors, trustees, executors, administrators, representatives, heirs, transferees, successors in interest, and assigns, immediate and remote, and any person claiming from, through, or under any of them (the "Class"). At the Settlement Hearing (as defined below), the Court will be asked, among other things, to confirm the certification of the Settlement Class.

     If the Settlement is not approved, the temporary certification of the Class shall be void.

                           VIII. SETTLEMENT HEARING
                                 ------------------

     The Court has scheduled a Settlement Hearing, which will be held before the Court of Chancery of the State of Delaware in and for New Castle County in the Daniel L. Herrmann Courthouse, 1020 North King Street, Wilmington, Delaware 19801 on _______, 2001, at _____ .m., to determine whether (i) to approve the Settlement as fair, reasonable, adequate and in the

                                                                       Exhibit B
                                                                       ---------

best interests of the Class; (ii) to direct entry of an Order and Final Judgment that will, among other things, dismiss the Action with prejudice and extinguish and release and enjoin any further prosecution of the Settled Claims; to consider the adoption of a proposed Plan of Distribution; and (iv) to consider any application made by Class counsel for payment of fees and disbursements.

     The Court may adjourn the Settlement Hearing from time to time by oral announcement at such hearing or at any subsequent adjournment without further notice of any kind.

                             IX.  RIGHT TO APPEAR

     Any Class member who does not object to the Settlement need not do anything.

     Any member of the Class who objects to the Settlement, the Class Action determination, the Order and Final Judgment to be entered in the Action, the representation of the Class by the Plaintiffs and their counsel, the plan of distribution proffered by the Plaintiffs, or the award of fees to be sought by the counsel for the Class, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and may present any evidence or argument that may be proper or relevant; provided, however, that no person other than the Plaintiffs' counsel and counsel for the Defendants in the Action shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be received and considered by the Court, unless not later than ten
                                                             --------------
(10) calendar days prior to the Settlement Hearing (unless the Court in its discretion shall otherwise direct, for good cause shown), such person files with the Court and serves upon counsel listed below (i) a written notice of intention to appear; (ii) proof of membership in the Class, (iii) a detailed statement of such person's specific objections to any matters before the Court and the grounds therefor or the reasons that such person desires to

                                                                       Exhibit B
                                                                       ---------

appear and to be heard; and (iv) copies of all documents and other evidence such person desires the Court to consider. Such filings shall be served, by hand delivery, first class mail postage prepaid, or express service, upon the following counsel:

Peter B. Ladig, Esq.               Steven J. Balick, Esq.
Richards, Layton & Finger          Ashby & Geddes
One Rodney Square                  One Rodney Square #302
P.O. Box 551                       Wilmington, DE 19899
Wilmington, DE 19899

Co-counsel for Defendants Gould, Ferguson, Co-counsel for Defendants Fisher and Thomas Fedor, Rich and Fedor

David Staats, Esq.
Law Offices Of David Staats, P.A.
1701 Augustine Cut-Off, Suite 36
Wilmington, DE 19803

Co-counsel for Plaintiffs and the Class

     Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, the Order and Final Judgment to be entered thereon, the adequacy of the representation of the Class by the Plaintiffs and their counsel, the plan of distribution or the award of fees and expenses by Class counsel or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as set forth above. Any person who fails to object in the manner prescribed above shall be deemed to have waived any and all objections and the right to object (including any right to appeal) shall be forever barred from raising such objection in this or any other action or proceeding.

                                                                       Exhibit B
                                                                       ---------

                   X. ORDER AND FINAL JUDGMENT OF THE COURT

     If the Court approves the Settlement as provided for in the Stipulation the parties will ask the Court to direct entry of an Order and Final Judgment which will, among other things:

     1. Approve the Settlement and adjudge the terms thereof to be fair, reasonable, and adequate and in the best interests of the Class, pursuant to Court of Chancery Rule 23(e);

     2. Authorize and direct the performance of the Settlement in accordance with its terms and conditions;

     3. Dismiss the Action with prejudice on the merits and release and enjoin the prosecution of Settled Claims as outlined below.

                                 XI. RELEASES

     If the Court approves the Settlement, the Action will be dismissed on the merits with prejudice as to each Defendant and Encore and as against the named Plaintiffs and all other members of the Class and each Plaintiff, each member of the Class, and Encore, on behalf of themselves and their respective current and former officers, directors, employees, agents, partners, members, co-venturers, parents, subsidiaries, affiliates, heirs, personnel, representatives, successors, and assigns (whether express, implied or by operation of law)(the "Plaintiff Releasors") shall forever release, discharge and dismiss with prejudice each Defendant, each Defendant's parent entities, associates, co-venturers, affiliates, and subsidiaries, and their respective past, present, and future officers, directors, stockholders, representatives, employees, investment bankers, commercial bankers, attorneys, advisors, agents, heirs, executors, trustees, general and limited partners and partnerships, personal representatives, estates, administrators, predecessors, successors and assigns (whether express, implied, or by operation of law)(the

                                                                       Exhibit B
                                                                       ---------

"Defendant Releasees") from any and all actual and alleged claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, suits, matters, and issues of any kind or nature whatsoever, contingent or absolute, suspected or unsuspected, matured or unmatured, disclosed or undisclosed, that have been or could have been asserted in the Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws, or otherwise) by or on behalf of the Plaintiffs, the Class, or any member of the Class, or Encore, whether individual, class, derivative, representative, legal, equitable, or otherwise, which have arisen, could have arisen, arise now, or relate in any manner to (i) the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing, or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to any of the complaints filed at any time in the Action, any proxy material, public filings, or statements (including, but not limited to, public statements) by Encore, Gould, or the Defendants or in connection with any of their affiliated persons or companies, the Sun Transaction, or the Gores Transaction; or (ii) the Plaintiffs' or the Class members' purchase, sale, or holding of securities of the Company or their investment in the Company; or (iii) the operations or management of the Company (the "Plaintiff Settled Claims"); provided, however, that the term Plaintiff Settled Claims shall not include the right of the Plaintiffs, any member of the Class, or Encore to enforce the terms of the Settlement after the Effective Date. The Defendants, Encore and each member of the Class will provide reciprocal releases to the Plaintiffs and their privies.

                                                                       Exhibit B
                                                                       ---------

     The releases provided for in the Stipulation and in the Order and Final Judgment extend to claims that Releasors, may not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into the release. Each of the Releasors shall be deemed to have waived any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person's release of unknown claims. The Releasors shall be deemed to relinquish, to the full extent permitted by law, the provision, rights and benefits of (S) 1542 of the California Civil Code which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     In addition, each of the Releasors, also shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code (S) 1542, and they shall acknowledge that it or they may discover facts in addition to or different from those that it or they now know or believe to be true with respect to the subject matter of this release, but that it is the intention, on behalf of itself or themselves, to fully, finally and forever settle and release any and all Settled Claims as defined above known or unknown, suspected or unsuspected, which now exist, or heretofore existed and without regard to the subject discovery or existence of such additional or different facts.

                                                                       Exhibit B
                                                                       ---------

             XII. NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP
                              ON BEHALF OF OTHERS

     Brokerage firms, banks and/or other persons or entities who are members of the Class in their capacities as record holders, but not as beneficial owners, are requested to send this Notice promptly to all of their beneficial owners. Additional copies of this Notice for transmittal to beneficial owners are available on request directed to Matthew E. Miller, Esq., The Law Office of Matthew E. Miller, P.O. Box 1255, Arlington, Virginia, 22210.

              XIII. SCOPE OF THIS NOTICE AND FURTHER INFORMATION

     This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims asserted by the parties, and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Class are referred to the Court flies in the Action. You may inspect the Court files, the Orders entered by the Court of Chancery and other papers filed in the litigation, unless sealed, at the Office of the Register in Chancery of the Court of Chancery of the State of Delaware, Daniel L. Herrmann Courthouse, 1020 North King Streets, New Castle County, Wilmington, Delaware, during regular hours of each business day. Inquiries about the Settlement may be directed to the attention of the Class Counsel:

                                   Matthew E. Miller, Esq.
                                   Law Offices of Matthew E. Miller
                                   P.O. Box 1255
                                   Arlington, VA 22210
                                   (703) 248-9393

Do not write or telephone the Court.

                                                                       Exhibit B
                                                                       ---------

                                           ENTERED BY ORDER OF THE COURT:


                                           ______________________________
                                           Dianne M. Kempski
                                           Register in Chancery


Dated:______________, 2001

Must be                   ENCORE SETTLEMENT
Postmarked                C/O Analytics, Incorporated
No Later Than             464 Second Street
[Date], 2001              Excelsior, MN 55331

                          PROOF OF CLAIM AND RELEASE

[Claim Number, Mailing Information, etc.-to be filled in by Administrator]

IF YOU PURCHASED OR HELD SHARES OF THE COMMON STOCK OF ENCORE COMPUTER CORPORATION ("ENCORE") AT ANY TIME FROM OCTOBER 31, 1997 THROUGH JUNE 2001 (THE "CLASS PERIOD") AND ARE NOT A DEFENDANT IN THE LAWSUIT CAPTIONED IN RE ENCORE COMPUTER CORPORATION SHAREHOLDERS LITIGATION CIV. ACT. NO. 16044 (DEL. CH. CT.) YOU ARE A MEMBER OF THE "CLASS" AND MAY BE ENTITLED TO SETTLEMENT PROCEEDS.
A "PURCHASE" INCLUDES ANY ACCUISITION OF SHARES, FOR CASH OR OTHER CONSIDERATION, INCLUDING FOR EXAMPLE BY TRANSFER, TRADE, OR EXCHANGE.

IF YOU ARE A MEMBER OF THE CLASS, YOU MUST COMPLETE AND SUBMIT THIS FORM IN ORDER TO BE ELIGIBLE FOR CERTAIN SETTLEMENT BENEFITS. YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND MAIL IT BY PREPAID, FIRST CLASS MAIL, POSTMARKED NO LATER THAN __________, 2001 TO THE FOLLOWING ADDRESS:

                               Encore Settlement
                          C/O Analytics, Incorporated
                               464 Second Street
                              Excelsior, MN 55331

A Proof of Claim received by the Claims Administrator shall be deemed to have been submitted when postmarked if (a) it is mailed by [date], 2001; (b) a postmark is indicated on the envelope, (c) it is mailed first class postage prepaid; (d) it is addressed in accordance with the above instructions; and (e) it is actually received by the Claims Administrator before the distribution of the proceeds of the Settlement. In all other cases, a Proof of Claim shall be deemed to have been submitted. when actually received by the Claims Administrator.

YOUR FAILURE TO SUBMIT YOUR CLAIM BY [DATE], 2001 WILL SUBJECT YOUR CLAIM TO REJECTION AND PRECLUDE YOU FROM RECEIVING ANY DISTRIBUTION FROM TRANCHE C OF THE SETTLEMENT OF THE ENCORE SHAREHOLDERS' LITIGATION. HOWEVER, IT WILL NOT AFFECT YOUR RIGHT, IF ANY, TO RECEIVE A DISTRIBUTION FROM TRANCHE A OR TRANCHE B. DO NOT MAIL OR DELIVER YOUR CLAIM TO THE COURT OR ANY OF THE PARTIES OR THEIR COUNSEL, AS ANY SUCH CLAIMS MAY BE DEEMED NOT TO HAVE BEEN SUBMITTED. SUBMIT YOUR CLAIM ONLY TO THE SETTLEMENT ADMINISTRATOR.

                              Statement of Claim
                              ------------------

In order to share in the proceeds of Tranche C of the Settlement, you must provide the information requested above and on the following pages concerning record owners of the shares of Encore Computer Corporation, that you purchased or held during the Class Period. If you held or purchased shares under the name of different beneficial owners, you are required to file a separate Proof of Claim for each beneficial owner. You should provide the beneficial owner's Social Security Number if the beneficial owner is an individual. For estates, trusts, corporations, partnerships and other entities, please provide that beneficial owner's Taxpayer identification Number,

ENCORE COMPUTER CORPORATION SCHEDULE OF TRANSACTIONS

Please complete this page if you held shares of Encore Computer Corporation during any of the period from October 31, 1997 through June __, 2001. Please note that "purchased" means any acquisition of Encore shares, for cash or other consideration, including, for example, by transfer, exchange, or trade. The date of purchase and sale are the "trade" or "contract" date, and not the "settlement" or "payment" date. The purchase price is the price paid excluding commissions or other expenses. You must enclose photocopies of confirmation slips, account statements, relevant portions of your tax returns or other documents evidencing each purchase, sale or holdings of Encore shares. Attach a separate sheet if more space is needed. (Be sure to sign and print your name with your Social Security or Taxpayer Identification Number on any additional sheets.)

SECTION A:
PURCHASES OR ACQUISITIONS of shares of the common stock of Encore Computer Corporation PURCHASED OR HELD BY YOU AT ANY TIME between on or after October 27, 1997 (attach separate sheets if more space is needed). Please include all purchases or acquisitions occurring prior to October 27, 1997 if any portion those shares were held by you on or after October 27, 1997.

   Trade Date of
      Purchase          Number of Shares     Purchase Price
   Month/Day/Year           Purchased          Per Share        Net Amount
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECTION B:
----------
SALES of shares of the common stock of Encore Computer Corporation on or after October 27, 1997 (attach separate sheets if more space is needed)


   Trade Date of
       Sale            Number of Shares        Sale Price
   Month/Day/Year           Sold                Per Share        Net Amount
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECTION C:
----------
UNSOLD: Number of shares of the common stock of Encore Computer Corporation now held: _____________

                           CERTIFICATION AND RELEASE
                           -------------------------
SECTION I. By submitting this Proof of Claim, I state: I believe in good faith
---------
that I am a member of Class, as defined in the "Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing" (the "Notice"), or that I am acting for such person; that I have read and understand the Notice; that I believe that I am entitled to receive a share of the proceeds of the Settlement.

SECTION II. I have set forth where requested herein all relevant information
----------
with respect to (I) my purchases of any shares of Encore Computer corporation that I held at any time on or after October 27, 1997, (ii) each sale of the shares of Encore Computer Corporation that I made during the Class Period, and
(iii) all shares of Encore Computer Corporation that I now hold.

SECTION III. I have enclosed photocopies of the confirmation slips, account
-----------
statements, relevant portions of my tax returns or other documents evidencing each purchase, sale or holding of the shares of Encore Computer Corporation listed below in support of my claim. (IF ANY SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN A COPY OR EQUIVALENT DOCUMENTS FROM YOUR BROKER OR YOUR TAX ADVISOR BECAUSE THOSE DOCUMENTS ARE NECESSARY TO PROVE AND PROCESS YOUR CLAIM.)

SECTION IV. I understand that the information contained in this Proof of Claim
----------
is Subject to such verification as the Court of Chancery of the State of Delaware may direct, and I agree to cooperate in any such verification. I agree to furnish reasonable additional information to the counsel for the Class to support this claim it requested to do so.

SECTION V. If I am a member of the Class, my signature hereto constitutes a full
---------
and complete release, remise and discharge by me or, if I am submitting this Proof of Claim on behalf of a corporation, a partnership, estate or one or more other persons, by it, him, her or them, and by my, its, his, her or their heirs, executors, administrators, successors, and assigns, of each of the " Released Parties" with respect to the " Released Claims" as defined in the Notice. I have been advised of and have read the provisions of California Civil Code Section 1542 (which provisions are set forth in the Notice). I have also been advised of the potential existence of comparable or equivalent state statutes or principles of common law. I hereby waive any rights or benefits conferred by those statutes or principles of common law. My release of the Released Parties shall be of no force or effect unless the Court approves the Settlement and the Effective
Date (as defined in the Settlement Agreement) occurs.

SECTION VI. I submit this Proof of Claim and Release under the terms of the
----------
Settlement Agreement described in the Notice. If I am a member of the Class, I submit to the jurisdiction of the Court with respect to my claim and for the purpose of enforcing the release set forth herein and acknowledge that I am bound by an subject to the terms of any order or judgment entered by that Court. I have not sold, hypothecated, or otherwise alienated the claim submitted herein, nor submitted any other claim covering the same purchases, sales or holdings of shares of Encore, and I am not aware that any other person has done so on my behalf.

                                 CERTIFICATION

UNDER THE PENALTY OF PERJURY OF THE LAWS OF THE UNITED STATES OF AMERICA (WE) CERTIFY THAT: the number shown on this form is my (our) correct Social Security or Taxpayer Identification Number (TIN), and (b) that the information supplied on this Proof of Claim is true, correct and complete; and (c) (If you are submitting this Proof of Claim on behalf of a Class Member) I have attached hereto documents setting forth my current authority to act on behalf of such Class Member, and hereby certify that I am entitled to do so.

--------------------------------------------------------------------------------
 Executed this __ day of _______, 2001
                                                 -------------------------------
In _________________, ________________________   (Sign your name here; if this
(city)                    (state/country         claim is being made on behalf
                                                 of joint claimants, then each
                                                 must sign)

                                                 -------------------------------
                                                 (Type or print your name here)

                                                 -------------------------------
                                                 (Capacity of person(s)
                                                 signing, e.g.. Beneficial
                                                 purchaser, Executor or
                                                 Administrator)
--------------------------------------------------------------------------------
If you wish to be assured that your Proof of Claim is actually received by the Claims Administrator, then you should send it by Certified Mail, Return Receipt Requested. No acknowledgment will be made as to the receipt of the claim forms. You should be aware that it will take a significant amount of time to process fully all of the proofs of Claim and to administer the Settlement. This work will be completed as promptly as time permits given the need to investigate and tabulate each proof of Claim.

                                                                       Exhibit C
                                                                       ---------

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                         IN AND FOR NEW CASTLE COUNTY


IN RE ENCORE COMPUTER CORPORATION       )
SHAREHOLDERS LITIGATION                 )          Civil Action No. 16044


                           ORDER AND FINAL JUDGMENT
                           ------------------------

     A hearing having been held before this Court on ______, 2001 pursuant to this Court's Order of ______, 2001 (the "Scheduling Order") upon a Stipulation and Agreement of Compromise and Settlement and Release, dated July 2, 2001 (the "Stipulation" or "Settlement") of the above-captioned action (the "Action"), which is attached hereto and incorporated herein by reference; it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence and argument in support of the proposed Settlement; the attorneys for the respective parties having been heard; an opportunity having been given to all other persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that Notice to the Class (as defined below) certified in the Action pursuant to the aforesaid Scheduling Order was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court;

     IT IS HEREBY ORDERED, ADJUDGED AND DECREED this ___ day of _____, 2001, that:

     1. This Action has been properly maintained as a Class Action pursuant to Court of Chancery Rule 23.

     2. Each of the provisions of Court of Chancery Rule 23(a) has been satisfied and the

Action has been properly maintained according to the provisions of Court of Chancery Rule 23(b). The Action is hereby certified as a class action, pursuant to Court of Chancery Rule 23(b)(1) and (b)(2), on behalf of a class consisting of all persons who and entities which (other than Defendants) were record holders or beneficial owners of shares of the common stock of Encore Computer Corporation ("Encore" or the "Company") (the "Encore Common Stock") at any time during the period beginning on and including October 31, 1997, the record date for the Sun Transaction, through and including the Effective Date of the Stipulation, and shall include any and all of their respective predecessors, trustees, executors, administrators, representatives, heirs, transferees, successors in interest, and assigns, immediate and remote, and any person claiming from, through or under any of them (the "Class"). Paul S. Rosenblum and Louis J. Williams are certified as the Class representatives and Matthew E. Miller, Esq. and David Staats, Esq. are certified as Class counsel. Specifically, based on the record in the Action, this Court expressly and conclusively finds and orders that (a) the Class is so numerous that joinder of all members is impracticable, (b) there are questions of law and fact common to the Class, (c) the claims of the representative Plaintiffs are typical of the claims of the Class, and (d) the representative Plaintiffs and Class counsel fairly and adequately protect and represent the interests of the Class.

     3. The form and manner of Notice given to the members of the Class is hereby determined to be due and sufficient and to provide the best practicable notice under the circumstances and to have been given in full compliance with Court of Chancery Rule 23 and the requirements of due process.

     4. The Settlement as reflected in the Stipulation is approved as fair, reasonable, adequate and in the best interests of the Class and the parties are directed to consummate it in accordance with its terms and conditions.

     5. Each Plaintiff, each member of the Class, and Encore, on behalf of themselves and their respective current and former officers, directors, employees, agents, partners, members, co-venturers, parents, subsidiaries, affiliates, heirs, personnel, representatives, successors, and assigns (whether express, implied or by operation of law)(the "Plaintiff Releasors") forever release, discharge and dismiss with prejudice each Defendant, each Defendant's parent entities, associates, co-venturers, affiliates, and subsidiaries, and their respective past, present, and future officers, directors, stockholders, representatives, employees, investment bankers, commercial bankers, attorneys, advisors, agents, heirs, executors, trustees, general and limited partners and partnerships, personal representatives, estates, administrators, predecessors, successors and assigns (whether express, implied, or by operation of law)(the "Defendant Releasees") from any and all actual and alleged claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, suits, matters, and issues of any kind or nature whatsoever, contingent or absolute, suspected or unsuspected, matured or unmatured, disclosed or undisclosed, that have been or could have been asserted in the Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws, or otherwise) by or on behalf of the Plaintiffs, the Class, or any member of the Class, or Encore, whether individual, class, derivative, representative, legal, equitable, or otherwise, which have arisen, could have arisen, arise now, or relate in any manner to (i) the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing, or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to any of the complaints filed at any time in the Action, any proxy material, public filings, or statements (including, but not limited to, public statements) by Encore, Gould, or the Defendants or in connection with any of their affiliated persons or companies, the Sun Transaction, or the Gores Transaction; or (ii) the Plaintiffs' or the Class members' purchase, sale, or holding of securities of the Company or their investment in the Company; or (iii) the operations or management of the Company (the "Plaintiff Settled Claims"); provided, however,
                                                            --------  -------
that the term Plaintiff Settled Claims shall not include the right of the Plaintiffs, any member of the Class, or Encore to enforce the terms of the Settlement after the Effective Date.

     6. Each Defendant, Encore and each member of the Class, on behalf of themselves and their respective current and former officers, directors, employees, agents, partners, members, co-venturers, parents, subsidiaries, affiliates, heirs, personnel, representatives, successors, and assigns (whether express, implied, or by operation of law)(the "Defendant Releasors") forever release, discharge and dismiss with prejudice each Plaintiff; each Plaintiff's parent entities, associates, co-venturers, affiliates or subsidiaries, and their respective past, present, and future officers, directors, stockholders, representatives, employees, investment bankers, commercial bankers, attorneys, advisors, agents, heirs, executors, trustees, general and limited partners and partnerships, personal representatives, estates, administrators, predecessors, successors and assigns (whether express, implied, or by operation of law)(the "Plaintiff Releasees") from any and all actual and alleged claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, suits, matters, and issues of any kind or nature whatsoever, contingent or absolute, suspected or unsuspected, matured or unmatured, disclosed or undisclosed, that have been or could have been asserted in the Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws, or otherwise) by or on behalf of the Defendants, the Class, any member of the Class, or Encore, whether individual, class, derivative, representative, legal, equitable, or otherwise, which have arisen, could have arisen, arise now, or relate in any manner to (i) the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to any of the complaints filed at any time in the Action, any proxy material, public filings, or statements (including, but not limited to, public statements) by Encore, Gould, the Defendants, or the Plaintiffs or in connection with any of their affiliated persons or companies, the Sun Transaction, or the Gores Transaction; or (ii) the Plaintiffs' or the Class members' purchase, sale, or holding of securities of the Company or their investment in the Company; or (iii) the operations or management of the Company (the "Defendant Settled Claims"); provided, however, that the term Defendant Settled Claims shall not include the
--------  -------
right of the Defendants or Encore to enforce the terms of the Settlement after the Effective Date.

     7. The releases provided for in this Order extend to claims that Plaintiff Releasors or Defendant Releasors may not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into the Stipulation. Each of the Plaintiff Releasors and Defendant Releasors shall be deemed to have waived any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person's release of unknown claims. The Plaintiff Releasors and Defendant Releasors are deemed to have relinquished, to the full extent permitted by law, the provision, rights and benefits of (S) 1542 of the California Civil Code which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

In addition, each of the Plaintiff Releasors and Defendant Releasors also shall be deemed to have waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code
(S) 1542. Plaintiff Releasors and Defendant Releasors have acknowledged that it or they may discover facts in addition to or different from those that it or they now know or believe to be true with respect to the subject matter of the release, but that it is their intention to fully, finally and forever settle and release any and all Settled Claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed and without regard to the subsequent discovery or existence of such additional or different facts.

     8. The Plaintiff Releasors and Defendant Releasors either directly, individually, derivatively, representatively or in any other capacity, are barred and enjoined from instituting, commencing, prosecuting, asserting or continuing any action in any court or tribunal asserting any claims that relate in any way to any of the Settled Claims against the Plaintiff Releasees or Defendant Releasees in this or any other jurisdiction.

     9. The plan of distribution, including the Form of Proof of Claims and Release, is hereby approved as fair, reasonable, and adequate and the Plaintiffs are directed to implement the plan of distribution in accordance with its terms.

     10. The Class counsel are awarded _____________ as fees and __________ in reimbursement of expenses to be paid to them by Encore as specified in the Settlement Stipulation.

     11. This Court retains continuing jurisdiction over the action, the parties, the members of the Class, and Encore for the purposes of enforcing and implementing, and determining any disputes arising with respect to, the Settlement and the Plan of Distribution.





                                                  ______________________________
                                                  Vice Chancellor Jacobs